UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Resolute Energy Corporation (the “Company”) held its Annual Meeting of Stockholders on May 31, 2012. Of the 61,855,406 shares of common stock issued and outstanding as of the record date, 57,017,767 shares of common stock (approximately 92.18%) were present or represented by proxy at the Annual Meeting. The results of the voting on the matters submitted to the stockholders are as follows:

(1) Election of Nicholas J. Sutton and Thomas O. Hicks, Jr. as Class III Directors, to serve until the 2015 annual meeting of stockholders or until their successors have been duly elected and qualified:

NAME	FOR	WITHELD	BROKER NON-VOTES
Nicholas J. Sutton	53,533,588	903,251	2,580,928
Thomas O. Hicks, Jr.	52,781,638	1,655,201	2,580,928

(2) Approval, by non-binding advisory vote, of the compensation paid to the Company’s Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
54,199,714	218,629	18,496	2,580,928

(3) Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

FOR	AGAINST	ABSTAIN
56,995,065	14,102	8,600

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone
President